                                                Securities Act of 1933
                                                Registration No. 33-51663
                                                                 --------
________________________________________________________________________________
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               _________________

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
              UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED,
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

           CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY PURSUANT
                        TO SECTION 305 (b)(2)     X
                                              ---------
                               _________________

                     CORESTATES BANK, NATIONAL ASSOCIATION
              (Exact name of Trustee as specified in its Charter)

   Broad and Chestnut Streets
Philadelphia, Pennsylvania 19101                       23-0972337
(Address of Principal Executive Offices)    (I.R.S. Employer Identification No.)


                              CoreStates Bank, N.A.
                              Attn:  Office of Resident Counsel
                              Broad and Chestnut Streets
                              Philadelphia, PA  19101
                              (215) 973-3810
          (Name, address, and telephone number of agent for service)

                               ----------------

                                 AMETEK, Inc.
              (Exact name of Obligor as specified in its charter)

        Delaware                              13-4923320
(State of Incorporation)            (I.R.S. Employer Identification No.)
                                ---------------

         Station Square                             19302
           Paoli, PA
(Address of principal executive offices)          (Zip code)
                               -----------------


                    ___% Senior Notes Due __________, 2006
                        (Title of Indenture Securities)
- --------------------------------------------------------------------------------

Item 1. General Information. Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

                    The Office of the Comptroller of the Currency, Washington, D.C. 20220.

                    Federal Reserve Bank of Philadelphia, Pennsylvania 19105.

                    The Board of Governors of the Federal Reserve Systems, Washington, D.C. 20551.

                    Federal Deposit Insurance Corporation, Washington, D.C.
                    20429.

          (b)  Whether it is authorized to exercise corporate trust powers.

                    The Trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With The Obligor. If the obligor is an affiliate of the Trustee, describe each such affiliation.

                    None.

Item 13.  Defaults By The Obligor.

          (a) State whether there is or has been a default with respect to the securities under the indenture. Explain the nature of any such default.

                    None.

          (b) If the Trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of such default.

                    None.







                                    2 OF 4
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Item 15.  Foreign Trustee.

               Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

               Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as part of this statement of eligibility.

     (1)  Copy of Articles of Association of the trustee as now in effect.*
     (2) Copy of the certificate of authority of the trustee to commence business.*
     (3) Copy of authorization of the trustee to exercise corporate trust powers.*
     (4)  Copy of existing Bylaws of the trustee.*
     (5) Copy of Indenture referred to in Item 4, if the obligor is in default. Not applicable.
     (6)  The consents of the United States institutional trustees required by
          Section 321(b) of the Trust Indenture Act of 1939, as amended.
     (7) Copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervisory of examining authority.
     (8) Copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Trust Indenture Act of 1939, as amended. Not applicable.
     (9) Foreign trustee's consent to service of process on Form F-X. Not applicable.


________________________
     Exhibits followed by an asterisk are incorporated herein by reference pursuant to Rule 7a-29.

     Exhibit 16(1) - Exhibit 16(1) to Form T-1 filed in registration statement of November 1, 1993 of Bell Telephone Company of Pennsylvania, No. 33-50869.

     Exhibit 16(2) - Exhibit 16(2) to Form T-1 filed in registration statement of February 9, 1956 of Bell Telephone Company of Pennsylvania, No. 22-12266.

     Exhibit 16(3) - Exhibit 16(3) to Form T-1 filed in registration statement of February 9, 1956 of Bell Telephone Company of Pennsylvania, No. 22-12266.

     Exhibit 16(4) - Exhibit 16(4) to Form T-1 filed in registration statement of November 1, 1993 of Bell Telephone Company of Pennsylvania, No. 33-50869.






                                     3 OF 4
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     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, CoreStates Bank, N.A., a national banking association duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Philadelphia and Commonwealth of Pennsylvania, on
the       25th   day of    January  ,  1994 .
       ---------        ------------  ------

                                    CORESTATES BANK, N.A.


                                    By: \S\  Cathy Wiedecke
                                        ------------------------------
                                    Name:  Cathy Wiedecke
                                    Title: Corporate Trust Officer

[Seal]

Attest:


By: \S\  Con Hromych
    ----------------------
Name:  Con Hromych
Title: Assistant Vice President








                                     4 OF 4
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                                 EXHIBIT 16(6)

                 CONSENT OF TRUSTEE REQUIRED BY SECTION 321(b)

                OF THE TRUST INDENTURE ACT OF 1939, AS AMENDED


     CoreStates Bank, N.A. hereby consents, subject to the terms and conditions of Section 321(b) of the Trust Indenture Act of 1939, as amended, that reports of examinations of its affairs by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request of such Commission therefor.



                                    CORESTATES BANK, N.A.


                                    By: \s\  Cathy Wiedecke
                                        --------------------------
                                    Name:  Cathy Wiedecke
                                    Title: Corporate Trust Officer

                                                           EXHIBIT 16(7)

Legal Title of Bank:  CoreStates Bank, National Association                         Call Date:  9/30/93  ST-BK:  42-0204  FFIEC 031
Address:              P.O. Box 7618                                                                                       Page RC-1
City, State  Zip:     Philadelphia,  PA  19101-7618
FDIC Certificate No.: |0|0|7|1|9|
                      -----------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30,1993

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                                    -------
                                                                                                                    | C400 | --
                                                                                                       --------------------
                                                                           Dollar Amounts in Thousands | RCFD Bil Mil Thou |
- ---------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                                 |                   |
 1. Cash and balances due from depository institutions (from Schedule RC-A):                           |                   |
    a. Noninterest-bearing balances and currency and coin(1) ......................................... | 0081    1,808,157 |  1.a.
    b. Interest-bearing balances(2) .................................................................. | 0071    1,081,230 |  1.b.
 2. Securities (from Schedule RC-B) .................................................................. | 0390    1,831,031 |  2.
 3. Federal funds sold and securities purchased under agreements to resell in domestic offices         |                   |
    of the bank and of its Edge and Agreement subsidiaries and in IBFs:                                |                   |
    a. Federal funds sold ............................................................................ | 0276      267,300 |  3.a.
    b. Securities purchased under agreements to resell ............................................... | 0277        2,377 |  3.b.
 4. Loans and lease financing receivables                                                              |                   |
                                                                           ----------------------------|                   |
    a. Loans and leases, net of unearned income (from Schedule RC-C)...... | RCFD 2322 |    10,992,859 |                   |  4.a.
    b. LESS: Allowance for loan and lease losses ......................... | RCFD 3123 |       246,428 |                   |  4.b.
    c. LESS: Allocated transfer risk reserve ............................. | RCFD 3128 |             0 |                   |  4.c.
                                                                           ----------------------------|                   |
    d. Loans and leases, net of unearned income,                                                       |                   |
       allowance, and reserve (item 4.a minus 4.b and 4.c) ........................................... | 2125   10,746,431 |  4.d.
 5. Assets held in trading accounts .................................................................. | 2146        6,743 |  5.
 6. Premises and fixed assets (including capitalized leases) ......................................... | 2145      275,631 |  6.
 7. Other real estate owned (from Schedule RC-M) ..................................................... | 2150       27,616 |  7.
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M) ......... | 2130           86 |  8.
 9. Customers' liability to this bank on acceptances outstanding ..................................... | 2155      629,269 |  9.
10. Intangible assets (from Schedule RC-M) ........................................................... | 2143       21,395 | 10.
11. Other assets (from Schedule RC-F) ................................................................ | 2160      387,433 | 11.
12. Total assets (sum of items 1 through 11) ......................................................... | 2170   17,084,599 | 12.
                                                                                                       ---------------------
- --------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:  CoreStates Bank, National Association                         Call Date:  9/30/93  ST-BK: 42-0204  FFIEC 031
Address:              P.O. Box 7618                                                                                      Page RC-2
City, State  Zip:     Philadelphia, PA  19101-7618
FDIC Certificate No.: |0|0|7|1|9|
                      -----------

Schedule RC--Continued

                                                                                               ---------------------------
                                                                   Dollar Amounts in Thousands |            Bil Mil Thou |
- -----------------------------------------------------------------------------------------------|-------------------------|
Liabilities                                                                                    |                         |
13. Deposits:                                                                                  |                         |
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I) ..... | RCON 2200    11,400,264 | 13.a.
                                                                  -----------------------------|                         |
       (1) Noninterest-bearing(1) ............................... | RCON 6631        4,739,190 |                         | 13.a.(1)
       (2) Interest-bearing ..................................... | RCON 6636        6,661,074 |                         | 13.a.(2)
                                                                  -----------------------------|                         |
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E,      |                         |
       part II) .............................................................................. | RCFN 2200     1,507,317 | 13.b
                                                                  -----------------------------|                         |
       (1) Noninterest-bearing .................................. | RCFN 6631          380,429 |                         | 13.b.(1)
       (2) Interest-bearing ..................................... | RCFN 6636        1,126,888 |                         | 13.b.(2)
                                                                  -----------------------------|                         |
14. Federal funds purchased and securities sold under agreements to repurchase in domestic     |                         |
    offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs;               |                         |
    a. Federal funds purchased ............................................................... | RCFD 0278       964,589 | 14.a.
    b. Securities sold under agreements to repurchase ........................................ | RCFD 0279       165,320 | 14.b.
15. Demand notes issued to the U.S. Treasury ................................................. | RCON 2840       386,930 | 15.
16. Other borrowed money ..................................................................... | RCFD 2850        49,962 | 16.
17. Mortgage indebtedness and obligations under capitalized leases ........................... | RCFD 2910           228 | 17.
18. Bank's liability on acceptances executed and outstanding ................................. | RCFD 2920       631,285 | 18.
19. Subordinated notes and debentures ........................................................ | RCFD 3200       218,648 | 19.
20. Other liabilities (from Schedule RC-G) ................................................... | RCFD 2930       495,141 | 20.
21. Total liabilities (sum of items 13 through 20) ........................................... | RCFD 2948    15,819,684 | 21.
                                                                                               |                         |
22. Limited-life preferred stock and related surplus ......................................... | RCFD 3282             0 | 22.
EQUITY CAPITAL                                                                                 |                         |
23. Perpetual preferred stock and related surplus ............................................ | RCFD 3838             0 | 23.
24. Common stock ............................................................................. | RCFD 3230        37,308 | 24.
25. Surplus (exclude all surplus related to preferred stock) ................................. | RCFD 3839       700,539 | 25.
26. a. Undivided profits and capital reserves ................................................ | RCFD 3632       528,826 | 26.a.
    b. LESS: Net unrealized loss on marketable equity securities ............................. | RCFD 0297             0 | 26.b.
27. Cumulative foreign currency translations adjustments ..................................... | RCFD 3284        (1,760)| 27.
28. Total equity capital (sum of items 23 through 27) ........................................ | RCFD 3210     1,264,915 | 28.
29. Total liabilities, limited-life preferred stock, and equity capital (sum of items 21, 22,  |                         |
    and 28) .................................................................................. | RCFD 3300    17,084,599 | 29.
                                                                                               ---------------------------

Memorandum
To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the statement below that best describes the
    most comprehensive level of auditing work performed for the bank by independent external                     Number
                                                                                                       ------------------
    auditors as of any date during 1992 .............................................................. | RCFD 6724  N/A | M.1.
                                                                                                       ------------------

 1 - Independent audit of the bank conducted in accordance           4 - Directors' examination of the bank performed by other
     with generally accepted auditing standards by a                     external auditors (may be required by state chartering
     certified public accounting firm which submits a                    authority)
     report on the bank                                              5 - Review of the bank's financial statements by external
 2 - Independent audit of the bank's parent holding                      auditors
     company conducted in accordance with generally                  6 - Compilation of the bank's financial statements by
     accepted auditing standards by a certified                          external auditors
     public accounting firm which submits a report                   7 - Other audit procedures (excluding tax preparation work)
     on the consolidated holding company (but not on the             8 - No external audit work
     bank separately)
 3 - Directors' examination of the bank conducted in
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required
     by state chartering authority)

- -----------------
  (1) Includes total demand deposits and noninterest-bearing time and savings deposits.